Exhibit 99

Wendy’s International, Inc. reports Second Quarter results

Net income grew 17.2% to $71.6 million and EPS increased 17% to $0.62

Revenues increased 15.6% to a record $909 million

Tim Hortons’ same-store sales surged 10.2% in U.S. and 7.8% in Canada

Wendy’s U.S. company same-store sales increased 5.9%

     DUBLIN, Ohio (July 22, 2004) – Wendy’s International, Inc. (NYSE: WEN) today announced results for the second quarter ended June 27, 2004. The Company produced record revenues, net income and earnings per share for the quarter. Management reiterated its guidance for 2004 earnings per share in the range of $2.32 to $2.37, a 13% to 16% increase over the previous year.

Second Quarter highlights

•	Total revenues increased 15.6% to $909 million.

•	Same-store sales results were strong at Wendy’s®, outstanding at Tim Hortons® in Canada and the United States, and declined at Baja Fresh® Mexican Grill.

AVERAGE	2nd Quarter	2nd Quarter
SAME-STORE SALES	2004	2003
Wendy’s U.S. Company	5.9%	(2.3%)
Wendy’s U.S. Franchise	3.7%	(2.0%)
Baja Fresh System	(6.2%)	(6.8%)
Tim Hortons Canada	7.8%	4.0%
Tim Hortons U.S.	10.2%	3.3%

•	Pretax income was $112.8 million, up 12.2% compared to a year ago, and net income was $71.6 million, up 17.2% from a year ago.

•	Diluted earnings per share (EPS) were $0.62, up 17.0% versus $0.53 a year ago.

•	The Company expensed $0.01 per share in the quarter for restricted stock grants to employees, which the Company announced in February as part of its Integrated Financial Strategy. Also, the Baja Fresh business posted a quarterly segment loss of $3.4 million, or $0.02 per share, which included the impairment of three markets. The impairment expense was $1.8 million, or $0.01 per share.

•	Earnings were positively affected by about $0.03 per share from an improvement in the corporate tax rate compared to the second quarter a year ago (36.5% vs. 39.2%). The second quarter of 2003 included the impact of state tax law changes.

•	The Canadian exchange rate benefited earnings in the quarter by $0.01 per share, but the combined benefit of the improvements in the tax rate and the exchange rate was less than the $0.045 per share improvement in the exchange rate during the second quarter of 2003.

•	General and administrative expenses as a percent of revenues were 7.9%, a 10 basis point improvement versus 8.0% a year ago, as the Company grew sales and controlled costs effectively. G&A expenses, which were $71.8 million, included the restricted stock expense along with increased incentive compensation related to stronger performance than a year ago.

•	The system opened 131 restaurants in the quarter. The openings consisted of 63 new Tim Hortons, 57 Wendy’s and 11 Baja Fresh restaurants. The openings included the acquisition of 42 restaurants in Rhode Island, Connecticut and Massachusetts from Bess Eaton, all of which are now operating as Tim Hortons and offering the chain’s full line of products. The Company expects to meet its overall restaurant development goal for the year.

     “We produced another high quality quarter with strong revenue and earnings growth, driven by outstanding same-store sales, new unit development and effective cost management in our restaurants and throughout the organization,” said Chairman and Chief Executive Officer Jack Schuessler. “I am very proud of our operators and franchisees as we continue to generate profitable sales growth in each of our core brands.

     “Our Wendy’s U.S. business has produced 16 consecutive years of same-store sales growth and Tim Hortons Canada has one of the best long-term sales records in the restaurant industry with 11 consecutive years of same-store sales growth. We continue to innovate with both of our brands by increasing speed of service and order accuracy for customers, implementing technology tools such as store automation and electronic payment (E-Pay), developing successful new products and evolving our restaurant designs. Extensive consumer research continues to be the basis for the execution of our Enterprise strategic plan and brand strategies.”

Wendy’s innovates with its menu, technology and store designs

     During the second quarter Wendy’s successfully introduced its new Chicken Temptations™ sandwiches and the new Homestyle Chicken Strips salad. Wendy’s also introduced low-fat milk and mandarin orange fruit cups as choices for its Kids’ Meals.

     During the third quarter, Wendy’s will test several products including new varieties of its Garden Sensations™ salads, beef and chicken platters, and a “Create-A-Combo” promotion.

     Wendy’s continues to make progress on its building evolution with newly designed units in the Columbus, Ohio, market. The goal of the newly designed units is to attract more customers to dine in the restaurants and grow sales. Wendy’s is also testing drive-through only units in Detroit, Columbus and Raleigh, N.C.

     Wendy’s E-Pay program is now in more than 90% of the system and continues to generate 35% higher average check than cash. The Company plans to tag its national advertising with the E-Pay message.

Tim Hortons is meeting consumer needs with a variety of products

     Tim Hortons promoted several products during the quarter, including Maple theme baked goods, a new egg salad sandwich and iced cappuccino. Tim Hortons also successfully completed its annual “Camp Day” promotion in June where all proceeds from coffee sales were donated to the Tim Horton Children’s Foundation. The chain continues to celebrate its 40-year anniversary and was recently named the “Best Managed Brand” in Canada in a survey conducted by Canadian Business.

     Tim Hortons is currently promoting strawberry themed baked goods and treats, and is testing a new loyalty card with customers.

     “We are excited about the prospects to grow the Tim Hortons’ brand in the U.S. with the entry into the New England marketplace,” said Schuessler. “We are expanding our U.S. base rapidly as we expect to have more than 250 units open at year end compared to 184 at the end of 2003, which is 36 percent growth.”

Baja Fresh focused on improving performance

     Baja Fresh generated $44.9 million in revenues during the quarter, up 16.5% over the same period a year ago.

     Same-store sales were disappointing during the quarter and the business posted a segment loss. After assessing the Company’s markets and the current outlook, management determined that three of its markets were impaired. The Company will close five underperforming restaurants in those markets.

     “I am very confident in the Baja Fresh brand under new CEO Bill Moreton’s leadership,” Schuessler said. “Bill and his team are focused on building operational excellence and improving speed of service for customers. They continue to strengthen our relationships with franchisees and are focused on improving the menu, facility and marketing. Baja Fresh is also leveraging Wendy’s competencies in accounting, technology and purchasing.”

Company reiterates 2004 EPS guidance of $2.32 to $2.37

     Based on the Company’s excellent first half performance and second half outlook, management reiterated its 2004 EPS guidance of $2.32 to $2.37, which is a 13% to 16% increase over the Company’s 2003 EPS of $2.05.

     “We’ve delivered an outstanding first half with strong revenue and income growth, managed costs effectively and overcame high beef prices,” said Chief Financial Officer Kerrii Anderson. “While we do have more challenging sales comparisons at Wendy’s in the fourth quarter, the Company has a 53rd week in its operations during the fourth quarter.”

     The Company’s beef prices will be $1.31 in the third quarter versus $1.17 during the third quarter a year ago. For the final three quarters of 2004, the Company continues to expect beef prices to average 4% to 7% higher than the previous year. Commodity costs for chicken and produce will remain stable as the Company has annual contracts that lock in prices.

Wendy’s Average Beef Prices, per pound

	2004	2003
1Q	$1.34	$0.99
2Q	$1.23	$1.13
3Q	$1.31	$1.17
4Q	TBA	$1.29

Company repurchased 670,000 common shares in the quarter

     The Company repurchased 670,000 common shares during the second quarter, which ended June 27, 2004, for $24.7 million. Year-to-date, the Company has repurchased 2.0 million shares for $79.2 million. Since 1998, the Company has bought back a total of 38.8 million shares for $964 million. The Company currently has $286 million authorized for share repurchase by the Board of Directors.

Board approves 106th consecutive quarterly dividend

     The Board of Directors approved a quarterly dividend of $0.12 per share, payable on August 16 to shareholders of record as of August 2. It will be the Company’s 106th consecutive dividend payment to shareholders. The Company’s annual dividend rate is $0.48 per share.

Second Quarter conference call and webcast set for July 22

     Management will host a conference call today (July 22) beginning at 4:00 p.m. (Eastern) to discuss business results. Investors and the public may participate in the conference call in either one of the following ways:

•	Phone Call: The dial-in number is 877-572-6014 (domestic) or 706-679-4852 (international). No need to register in advance. Please note that instant replay will be available following the conference call. The instant replay number is 800-642-1687 (domestic) and 706-645-9291 (international). The conference ID number is 8534740. Instant replay will be available through midnight Eastern on July 26.

•	Simultaneous Web Cast: Available at www.wendys-invest.com. The call will also be archived at that site.

July sales will be released on August 4

     The Company plans to issue monthly sales for July on August 4. The July period ends on August 1.

Wendy’s International, Inc. overview

     Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with quality brands – Wendy’s Old Fashioned Hamburgers®, Tim Hortons and Baja Fresh Mexican Grill. The Company invested in two additional quality brands during 2002 – Cafe Express™ and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

     Wendy’s Old Fashioned Hamburgers was founded in 1969 by Dave Thomas and is the third largest quick-service hamburger restaurant chain in the world, with 6,535 restaurants in the United States, Canada and international markets. More information about Wendy’s is available at www.wendys.com.

     Tim Hortons was founded in 1964 by Tim Horton and Ron Joyce and is the largest coffee and fresh baked goods restaurant chain in Canada. There are 2,370 Tim Hortons restaurants in Canada and 228 in the U.S. More information about Tim Hortons is available at www.timhortons.com.

     Baja Fresh Mexican Grill was founded in 1990 by Jim and Linda Magglos and is the leader in quality, fast-casual Mexican food. The chain has 305 restaurants in the United States. More information about Baja Fresh is available at www.bajafresh.com.

     Cafe Express was founded in 1984 by Robert Del Grande and Lonnie Schiller. The fast-casual, bistro-style restaurant chain has 18 units in Texas. Wendy’s International, Inc. owns 70% of Cafe Express and chain’s results were consolidated beginning in

     February 2004. More information about Cafe Express is available at www.cafe-express.com.

     Pasta Pomodoro was founded in 1994 by Adriano Paganini and operates 40 fast-casual, fresh Italian style restaurants in California and Arizona. Wendy’s International, Inc. owns 25% (fully diluted) of Pasta Pomodoro. More information about Pasta Pomodoro is available at www.pastapomodoro.com.

     All restaurant store counts are as of June 27, 2004.

Cafe Express is a trademark of Cafe Express, LLC
Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.

CONTACT:
John Barker (614-764-3044 or john_barker@wendys.com)
Marsha Gordon (614-764-3019 or marsha_gordon@wendys.com)

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

     The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

     Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

     Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

     Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

     Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

     Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

     Growth Plans. The Company plans to increase the number of systemwide Wendy’s, Tim Hortons and Baja Fresh Mexican Grill restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

     The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

     International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

     Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

     Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

     Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

     Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

     Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

(Unaudited)

	Second Quarter Ended
	6/27/2004	6/29/2003	$ Change	% Change
REVENUES
Retail sales	$740,577	$639,017	$101,560	15.9%
Franchise revenues	168,325	146,968	21,357	14.5%

TOTAL REVENUES	908,902	785,985	122,917	15.6%

COSTS & EXPENSES
Cost of sales	475,480	411,337	64,143	15.6%
Company restaurant operating costs	158,724	132,170	26,554	20.1%
Operating costs	36,124	29,143	6,981	24.0%
Depreciation of property & equipment	44,478	40,721	3,757	9.2%
General & administrative expenses	71,789	63,245	8,544	13.5%
Other income	(1,153)	(1,480)	327	22.1%

TOTAL COSTS & EXPENSES	785,442	675,136	110,306	16.3%

OPERATING INCOME	123,460	110,849	12,611	11.4%

Interest expense	(11,677)	(11,167)	(510)	-4.6%
Interest income	1,003	848	155	18.3%

PRETAX INCOME	112,786	100,530	12,256	12.2%

INCOME TAXES	41,167	39,415	1,752	4.4%

NET INCOME	$71,619	$61,115	$10,504	17.2%

Diluted earnings per common share	$0.62	$0.53	$0.09	17.0%

Diluted shares	115,531	114,337	1,194	1.0%

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

(Unaudited)

	Year to Date Ended
	6/27/2004	6/29/2003	$ Change	% Change
REVENUES
Retail sales	$1,417,189	$1,198,888	$218,301	18.2%
Franchise revenues	326,466	281,121	45,345	16.1%

TOTAL REVENUES	1,743,655	1,480,009	263,646	17.8%

COSTS & EXPENSES
Cost of sales	917,312	774,673	142,639	18.4%
Company restaurant operating costs	309,995	253,458	56,537	22.3%
Operating costs	71,698	59,829	11,869	19.8%
Depreciation of property & equipment	89,302	78,802	10,500	13.3%
General & administrative expenses	139,539	128,022	11,517	9.0%
Other income	(1,363)	(4,685)	3,322	70.9%

TOTAL COSTS & EXPENSES	1,526,483	1,290,099	236,384	18.3%

OPERATING INCOME	217,172	189,910	27,262	14.4%

Interest expense	(23,381)	(22,695)	(686)	-3.0%
Interest income	2,073	1,899	174	9.2%

PRETAX INCOME	195,864	169,114	26,750	15.8%

INCOME TAXES	71,490	64,106	7,384	11.5%

NET INCOME	$124,374	$105,008	$19,366	18.4%

Diluted earnings per common share	$1.07	$0.92	$0.15	16.3%

Diluted shares	116,069	114,680	1,389	1.2%

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

Unaudited

	June 27	December 28
	2004	2003
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$140,764	$171,206
Accounts receivable, net	108,426	109,880
Notes receivable, net	11,917	14,125
Deferred income taxes	17,782	19,776
Inventories and other	67,811	54,353
Short-term investments	0	24,648
Advertising fund restricted assets	74,457	68,677

	421,157	462,665

Property and equipment	3,092,491	3,027,739
Accumulated depreciation	(934,137)	(873,432)

	2,158,354	2,154,307

Notes receivable, net	13,310	18,122

Goodwill	351,876	320,959

Deferred income taxes	5,402	822

Intangible assets, net	42,914	44,547

Other assets	126,735	131,540

	$3,119,748	$3,132,962

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
Unaudited

	June 27	December 28
	2004	2003
	(Dollars in thousands)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$133,724	$159,957
Accrued expenses:
Salaries and wages	44,422	49,785
Taxes	100,459	81,921
Insurance	50,415	46,677
Other	65,178	70,565
Advertising fund restricted liabilities	74,457	68,677
Current portion of long-term obligations	10,601	50,891

	479,256	528,473

Long-term obligations
Term debt	621,952	622,596
Capital leases	66,733	70,036

	688,685	692,632

Deferred income taxes	112,776	101,874
Other long-term liabilities	55,256	51,377

Commitments and contingencies

Shareholders’ equity
Preferred stock, Authorized: 250,000 shares
Common stock, $.10 stated value per share,
Authorized: 200,000,000 shares,
Issued:
117,613,000 and 116,760,000 shares, respectively	11,761	11,676
Capital in excess of stated value	80,568	54,310
Retained earnings	1,800,413	1,703,488
Accumulated other comprehensive income (expense):
Cumulative translation adjustments and other	28,256	47,142
Pension liability	(1,018)	(1,018)

	1,919,980	1,815,598
Treasury stock, at cost:
4,098,000 and 2,063,000 shares, respectively	(136,205)	(56,992)

	1,783,775	1,758,606

	$3,119,748	$3,132,962

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT

	Second Quarter Ended				Increase From
		% of		% of	Prior Year
(in thousands):	June 27, 2004	Total	June 29, 2003	Total	Dollars	Percentage
Retail Sales
Wendy’s	$542,044	73.2%	$476,049	74.5%	$65,995	13.9%
Tim Hortons	147,375	19.9%	126,637	19.8%	20,738	16.4%
Developing Brands*	51,158	6.9%	36,331	5.7%	14,827	40.8%

	$740,577	100.0%	$639,017	100.0%	$101,560	15.9%

Franchise Revenues
Wendy’s	$77,850	46.3%	$73,103	49.7%	$4,747	6.5%
Tim Hortons	88,114	52.3%	71,642	48.8%	16,472	23.0%
Developing Brands*	2,361	1.4%	2,223	1.5%	138	6.2%

	$168,325	100.0%	$146,968	100.0%	$21,357	14.5%

Total Revenues
Wendy’s	$619,894	68.2%	$549,152	69.9%	$70,742	12.9%
Tim Hortons	235,489	25.9%	198,279	25.2%	37,210	18.8%
Developing Brands*	53,519	5.9%	38,554	4.9%	14,965	38.8%

	$908,902	100.0%	$785,985	100.0%	$122,917	15.6%

* Developing brands are Baja Fresh and Cafe Express.

	Year to Date Ended				Increase From
		% of		% of	Prior Year
(in thousands):	June 27, 2004	Total	June 29, 2003	Total	Dollars	Percentage
Retail Sales
Wendy’s	$1,049,497	74.0%	$897,346	74.9%	$152,151	17.0%
Tim Hortons	271,699	19.2%	233,072	19.4%	38,627	16.6%
Developing Brands*	95,993	6.8%	68,470	5.7%	27,523	40.2%

	$1,417,189	100.0%	$1,198,888	100.0%	$218,301	18.2%

Franchise Revenues
Wendy’s	$150,253	46.1%	$138,793	49.4%	$11,460	8.3%
Tim Hortons	171,537	52.5%	138,048	49.1%	33,489	24.3%
Developing Brands*	4,676	1.4%	4,280	1.5%	396	9.3%

	$326,466	100.0%	$281,121	100.0%	$45,345	16.1%

Total Revenues
Wendy’s	$1,199,750	68.8%	$1,036,139	70.0%	$163,611	15.8%
Tim Hortons	443,236	25.4%	371,120	25.1%	72,116	19.4%
Developing Brands*	100,669	5.8%	72,750	4.9%	27,919	38.4%

	$1,743,655	100.0%	$1,480,009	100.0%	$263,646	17.8%

*  Developing brands are Baja Fresh and Cafe Express.

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
OPERATING INCOME BY SEGMENT

	Second Quarter Ended
		% of			% of	Change
(in thousands):	June 27, 2004	Revenues	June 29, 2003		Revenues	Dollars	Percentage
Operating Income (Loss)*
Wendy’s	$79,087	12.8%	$70,773		12.9%	$8,314	11.7%
Tim Hortons	61,821	26.3%	50,171		25.3%	11,650	23.2%
Developing Brands**	(3,651)	-6.8%	1,134	***	n/m	(4,785)	n/m

	$137,257	15.1%	$122,078		15.5%	$15,179	12.4%

n/m —	not meaningful. Prior to acquiring a 70% controlling interest on February 2, 2004, Cafe Express was accounted for under the equity method and Cafe Express revenues were not included in the Company’s financial statements.

*	Consolidated operating income includes certain overhead costs which are not allocated to individual segments. Such amounts were $13.8 million and $11.2 million in 2004 and 2003, respectively.

**	Developing brands are Baja Fresh and Cafe Express.

***	Included in the Developing Brands operating income for second quarter 2003 is a loss of $398,000 related to the Company’s equity investment in Cafe Express. The Company had previously included this equity investment in corporate charges.

	Year to Date Ended
		% of			% of	Change
(in thousands):	June 27, 2004	Revenues	June 29, 2003		Revenues	Dollars	Percentage
Operating Income (Loss)*
Wendy’s	$138,223	11.5%	$119,534		11.5%	$18,689	15.6%
Tim Hortons	114,493	25.8%	88,995		24.0%	25,498	28.7%
Developing Brands**	(6,749)	n/m	1,449	***	n/m	(8,198)	n/m

	$245,967	14.1%	$209,978		14.2%	$35,989	17.1%

n/m —	not meaningful. Prior to acquiring a 70% controlling interest on February 2, 2004, Cafe Express was accounted for under the equity method and Cafe Express revenues were not included in the Company’s financial statements.

*	Consolidated operating income includes certain overhead costs which are not allocated to individual segments. Such amounts were $28.8 million and $20.1 million in 2004 and 2003, respectively.

**	Developing brands are Baja Fresh and Cafe Express.

***	Included in the Developing Brands operating income for 2003 is a loss of $525,000 related to the Company’s equity investment in Cafe Express. The Company had previously included this equity investment in corporate charges.

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
RATIOS

	As of	As of
	June 27, 2004	June 29, 2003
Debt to Equity	39%	44%
Debt to Total Capitalization	28%	30%

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
SYSTEMWIDE RESTAURANTS

			Increase/		Increase/
	As of	As of	(Decrease)	As of	(Decrease)
	June 27, 2004	March 28, 2004	From Prior Quarter	June 29, 2003	From Prior Year
Wendy’s
U.S.
Company	1,288	1,304	(16)	1,201	87
Franchise	4,530	4,475	55	4,405	125

	5,818	5,779	39	5,606	212
Canada
Company	149	148	1	143	6
Franchise	221	219	2	213	8

	370	367	3	356	14
Other International
Company	5	5	0	4	1
Franchise	342	349	(7)	342	0

	347	354	(7)	346	1
Total Wendy’s
Company	1,442	1,457	(15)	1,348	94
Franchise	5,093	5,043	50	4,960	133

	6,535	6,500	35	6,308	227

Tim Hortons
U.S.
Company	69	28	41	28	41
Franchise	159	156	3	134	25

	228	184	44	162	66
Canada
Company	26	30	(4)	34	(8)
Franchise	2,344	2,328	16	2,189	155

	2,370	2,358	12	2,223	147
Total Tim Hortons
Company	95	58	37	62	33
Franchise	2,503	2,484	19	2,323	180

	2,598	2,542	56	2,385	213

Baja Fresh
U.S.
Company	145	138	7	112	33
Franchise	160	156	4	129	31

Total Baja Fresh	305	294	11	241	64

Cafe Express
U.S.
Company	18	18	0	14	4

Total Cafe Express	18	18	0	14	4

Total System
Company	1,700	1,671	29	1,536	164
Franchise	7,756	7,683	73	7,412	344

	9,456	9,354	102	8,948	508

WENDY’S INTERNATIONAL, INC. Income Statement Definitions

Retail Sales	Includes sales from company operated restaurants. Also included are the sales to franchisees from Wendy’s bun baking facilities, and sales to franchisees from Tim Hortons’ coffee roaster and distribution warehouses.

Franchise Revenues	Consists primarily of royalties, rental income and franchise fees. Franchise fees include charges for various costs and expenses related to establishing a franchisee’s business, and include initial equipment packages for the Hortons’ franchises.

Cost of Sales	Includes food, paper and labor costs for restaurants. Also included are the cost of goods sold to franchisees from Wendy’s bun baking facilities, and Tim Hortons’ coffee roaster and distribution warehouses.

Company Restaurant Operating Costs	Consists of all costs necessary to manage and operate restaurants, except cost of sales. These include advertising, insurance, maintenance, rent, etc., as well as support costs for personnel directly related to restaurant operations.

Operating Costs	Includes rent expense related to properties leased to franchisees, and cost of equipment sold to franchisees as part of the initiation of the franchise business. Training and other costs necessary to ensure a successful Hortons’ franchise opening and costs to operate and maintain the Tim Hortons’ distribution warehouses, Tim Hortons’ coffee roaster and Wendy’s bun baking facilities are also include in operating costs.

General and Administrative Expenses	Costs that cannot be directly related to generating revenue.

Other Income and Expense	Includes expenses (income) that are not directly derived from the Company’s primary businesses. This includes income from the Company’s investments in joint ventures and other minority investments. Expenses include store closures and other asset write-offs.